Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement of At Road, Inc. on Form S-3 of our report dated March 25, 2004, relating to the financial statements of MDSI Mobile Data Solutions Inc., for the years ended December 31, 2003, 2002 and 2001, which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants
Vancouver, Canada
June 17, 2004